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                                                                      EXHIBIT 23


                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582 TULITA DRIVE                                        OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                  FAX NO. (702) 896-0278


                                                                    May 30, 2000

To Whom It May Concern:

     The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 30, 2000, on the Financial Statements of Tekron, Inc., as of March 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ BARRY L. FRIEDMAN
--------------------------------
Barry L. Friedman
Certified Public Accountant